Exhibit 99.2
NUCRYST PHARMACEUTICALS CORP.
MATERIAL CHANGE REPORT
FORM 51-102F3
1.	Name and Address of Company:

NUCRYST Pharmaceuticals Corp. (the “Company”) 101 College Road East Princeton, New Jersey USA 08540

2.	Date of Material Change:

The material change described in this report occurred on January 19, 2009.

3.	News Release:

A news release announcing the material change disclosed in this report is attached as Schedule “A” and was issued by the Company on January 19, 2009 and was disseminated through the facilities of Canada Newswire and filed on SEDAR.

4.	Summary of Material Change:

On January 19, 2009, the Company appointed Neil Carragher as the Chairman of the Board of Directors and David B. Holtz as interim President and Chief Executive Officer to replace Thomas E. Gardner, Chief Executive Officer, President and Chairman of the Board effective immediately.

5.	Full Description of the Material Change:
5.1	Full Description of Material Change:

On January 19, 2009, the Company announced the appointment of David B. Holtz as new interim President and CEO. The Company also announced the appointment of Mr. Neil Carragher as Chairman of the Board. The appointment of David B. Holtz and Neil Carragher are to replace Thomas E. Gardner, President, Chief Executive Officer and Chairman of the Board effective immediately. The press release is attached as Schedule “A”.

5.2	Disclosure of Restructuring Transactions:

Not Applicable
6.	Reliance on Subsection 7.1(2) or (3) of National Instrument 51-102:

Not Applicable.

7.	Omitted Information:

No significant facts otherwise required to be disclosed in this report have been omitted.

8.	Executive Officer:

David B. Holtz, Interim President, Chief Executive Officer and Chief Financial Officer of the Company is knowledgeable about the material change and may be reached at 609-228-8202.

9.	Date of Report:

Dated this 23rd day of January, 2009.
NUCRYST Pharmaceuticals Corp.

Per:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel & Corporate Secretary

Schedule “A”
NUCRYST appoints interim CEO
Princeton, New Jersey, January 19, 2009 — The Board of Directors of NUCRYST Pharmaceuticals Corp. today announced the appointment of David B. Holtz as interim President and Chief Executive Officer of the Company and Neil Carragher as Chairman, effective immediately. Mr. Holtz replaces Thomas E. Gardner, who was Chairman, President and Chief Executive Officer. Mr. Carragher, currently lead director of NUCRYST, will assume the role of Chairman, effective immediately. Mr. Holtz will also remain as CFO.
Previously, Mr. Holtz was Vice President and Chief Financial Officer of NUCRYST.
“David’s experience and skills will be beneficial to NUCRYST as management focuses all efforts on bringing the company to profitability,” said Mr. Carragher. “We thank Tom Gardner for his many contributions to the company and for his dedicated service.”
Before joining NUCRYST, Mr. Holtz served as a financial management consultant for various start-up companies, including Virium Pharmaceuticals, Inc. Previously he worked in managerial roles of increasing importance at Integra LifeSciences Holdings Corporation from October 1993 through December 2006, most recently as Senior Vice President Finance. While at Integra, Mr. Holtz oversaw Integra’s European operations to support the transition of acquisitions in Europe and managed all worldwide financial reporting and accounting functions. Prior to Integra, he worked for Coopers & Lybrand LLP and Cono Leasing Corporation. Mr. Holtz received a B.S. in Business Administration with an emphasis on finance from Susquehanna University.
NUCRYST Pharmaceuticals Corp. (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using SILCRYST™, its patented atomically disordered nanocrystalline silver technology. NUCRYST licensed world-wide rights for SILCRYST™ wound care coating products to Smith & Nephew plc, which markets these products in over 30 countries under their Acticoat™ trademark. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by pain, infection and inflammation. The Company has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101 for use in medical devices and as an active pharmaceutical ingredient.

For more information, contact:
David Wills, Investor Relations
416-504-8464
david@mediaprofile.com
Acticoat™ is a trademark of Smith & Nephew plc
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward-looking statements”). Forward-looking statements in this news release include, but are not limited to, statements about bringing the company to profitability. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: Westaim’s stated intention to review its alternatives for maximizing the value of its stake in NUCRYST, the identification and pursuit of new opportunities to grow the value of NUCRYST; performance of stock markets generally; our ability to satisfy regulatory and stock exchange standards and requirements to maintain our exchange listing; our future operation results are uncertain and likely to fluctuate; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; and the future financial performance and operating performance of Smith & Nephew. Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.